                                                                      EXHIBIT 11
                       LORAL CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               FOR THE YEARS ENDED MARCH 31,
                                                            -----------------------------------
                                                              1994         1993          1992
                                                            --------     ---------     --------
Primary:
  Income before extraordinary item and cumulative effect
     of changes in accounting.............................  $228,268     $ 159,069     $121,795
  Extraordinary item......................................                 (17,776)
  Cumulative effect of changes in accounting..............                (233,377)
                                                            --------     ---------     --------
  Net income (loss) applicable to common shares...........  $228,268     $ (92,084)    $121,795
                                                            --------     ---------     --------
                                                            --------     ---------     --------
Shares:
  Weighted average common shares outstanding..............    82,590        75,944       59,844
  Common equivalent shares applicable to stock options....     1,261         1,082        1,110
                                                              ------        ------       ------
  Average number of shares outstanding and common
     equivalent shares....................................    83,851        77,026       60,954
                                                              ------        ------       ------
                                                              ------        ------       ------
  Primary earnings per common share and common equivalent
     share:
     Income before extraordinary item and cumulative
       effect of changes in accounting....................     $2.72        $ 2.06        $2.00
     Extraordinary item...................................                    (.23)
     Cumulative effect of changes in accounting...........                   (3.03)
                                                               -----        ------        -----
                                                               $2.72        $(1.20)       $2.00
                                                               -----        ------        -----
                                                               -----        ------        -----
Fully Diluted:
  Income before extraordinary item and cumulative effect
     of changes in accounting.............................  $228,268     $ 159,069     $121,795
  Adjustment to interest expense, net of the tax effect
     thereon attributable to convertible debt.............                   3,376        4,446
                                                            --------     ---------     --------
  Adjusted income before extraordinary item and cumulative
     effect of changes in accounting......................   228,268       162,445      126,241
  Extraordinary item......................................                 (17,776)
  Cumulative effect of changes in accounting..............                (233,377)
                                                            --------     ---------     --------
  Adjusted net income (loss)..............................  $228,268     $ (88,708)    $126,241
                                                            --------     ---------     --------
                                                            --------     ---------     --------
Shares:
  Average number of common shares as adjusted for primary
     computation..........................................    83,851        77,026       60,954
  Incremental increase to shares under stock options where
     the quarter's ending market price is higher than the
     average market price during the quarter..............        94            86           64
  Shares issuable for convertible debt....................                   3,410        4,508
                                                              ------        ------       ------
  Average number of shares outstanding on a fully diluted
     basis................................................    83,945        80,522       65,526
                                                              ------        ------       ------
                                                              ------        ------       ------
  Earnings per common share assuming full dilution:
     Income before extraordinary item and cumulative
       effect of changes in accounting....................     $2.72        $ 2.02        $1.93
     Extraordinary item...................................                    (.23)
     Cumulative effect of changes in accounting...........                   (2.99)
                                                               -----        ------        -----
                                                               $2.72        $(1.20)*      $1.93
                                                               -----        ------        -----
                                                               -----        ------        -----

- - - ---------------
* The impact of the extraordinary item and cumulative effect of changes in accounting on the fully diluted calculation is anti-dilutive, resulting in the net fully diluted amount equalling the net primary amount.